                                                                     Exhibit 4.1
                                                                     -----------

                                   INDENTURE

                           Dated as of June 1, 1999

                                     among

                      CADMUS COMMUNICATIONS CORPORATION,

                                  as Issuer,

                          THE GUARANTORS named herein

                                      and

                          FIRST UNION NATIONAL BANK,

                                  as Trustee

                              __________________

               Up to $200,000,000 aggregate principal amount of

              9 3/4% Senior Subordinated Notes due 2009, Series A

              9 3/4% Senior Subordinated Notes due 2009, Series B

================================================================================

                             CROSS-REFERENCE TABLE

Trust Indenture                                         Indenture
  Act Section                                            Section
---------------                                       -------------
(S) 310 (a)(1)...................................     7.10
        (a)(2)...................................     7.10
        (a)(3)...................................     N.A.
        (a)(4)...................................     N.A.
        (a)(5)...................................     7.08, 7.10.
        (b)......................................     7.08; 7.10; 13.02
        (c)......................................     N.A.
(S) 311 (a)......................................     7.11
        (b)......................................     7.11
        (c)......................................     N.A.
(S) 312 (a)......................................     2.05
        (b)......................................     13.03
        (c)......................................     13.03
(S) 313 (a)......................................     7.06
        (b)(1)...................................     N.A.
        (b)(2)...................................     7.06
        (c)......................................     7.06; 13.02
        (d)......................................     7.06
(S) 314 (a)......................................     4.11; 4.12; 13.02
        (b)......................................     N.A.
        (c)(1)...................................     13.04
        (c)(2)...................................     13.04
        (c)(3)...................................     N.A.
        (d)......................................     N.A.
        (e)......................................     13.05
        (f)......................................     N.A.
(S) 315 (a)......................................     7.01(b)
        (b)......................................     7.05; 13.02
        (c)......................................     7.01(a)
        (d)......................................     7.01(c)
        (e)......................................     6.11
(S) 316 (a)(last sentence).......................     2.09
        (a)(1)(A)................................     6.05
        (a)(1)(B)................................     6.04
        (a)(2)...................................     N.A.
        (b)......................................     6.07
        (c)......................................     10.04
(S) 317 (a)(1)...................................     6.08
        (a)(2)...................................     6.09
        (b)......................................     2.04
(S) 318 (a)......................................     13.01
        (c)......................................     13.01

------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions...............................................     1
SECTION 1.02.  Other Definitions.........................................    25
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.........    26
SECTION 1.04.  Rules of Construction.....................................    26

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating...........................................     27
SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount..     27
SECTION 2.03.  Registrar and Paying Agent................................     29
SECTION 2.04.  Paying Agent To Hold Assets in Trust......................     29
SECTION 2.05.  Holder Lists..............................................     29
SECTION 2.06.  Transfer and Exchange.....................................     30
SECTION 2.07.  Replacement Securities....................................     31
SECTION 2.08.  Outstanding Securities....................................     31
SECTION 2.09.  Treasury Securities.......................................     31
SECTION 2.10.  Temporary Securities......................................     32
SECTION 2.11.  Cancellation..............................................     32
SECTION 2.12.  Defaulted Interest........................................     32
SECTION 2.13.  CUSIP Number..............................................     33
SECTION 2.14.  Deposit of Moneys.........................................     33
SECTION 2.15.  Book-Entry Provisions for Global Securities...............     33
SECTION 2.16.  Special Transfer Provisions...............................     34

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Election to Redeem; Notice to Trustee.....................     36
SECTION 3.02.  Selection of Securities To Be Redeemed....................     37
SECTION 3.03.  Notice of Redemption......................................     37
SECTION 3.04.  Effect of Notice of Redemption............................     38
SECTION 3.05.  Deposit of Redemption Price...............................     38
SECTION 3.06.  Securities Redeemed in Part...............................     39

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.....................................     39
SECTION 4.02.  Maintenance of Office or Agency...........................     39
SECTION 4.03.  Limitations on Transactions with Affiliates...............     40

                                                                                     Page
                                                                                     ----
SECTION 4.04.  Limitation on Incurrence of Additional Indebtedness...............    40
SECTION 4.05.  Limitation on Asset Sales.........................................    41
SECTION 4.06.  Limitation on Restricted Payments.................................    43
SECTION 4.07.  Compliance with Laws..............................................    46
SECTION 4.08.  Payment of Taxes and Other Claims.................................    46
SECTION 4.09.  Notice of Defaults................................................    46
SECTION 4.10.  Maintenance of Properties and Insurance...........................    46
SECTION 4.11.  Compliance Certificate............................................    47
SECTION 4.12.  Reports to Holders................................................    48
SECTION 4.13.  Waiver of Stay, Extension or Usury Laws...........................    48
SECTION 4.14.  Change of Control.................................................    48
SECTION 4.15.  Prohibition on Incurrence of Senior Subordinated Debt.............    50
SECTION 4.16.  Limitation on Dividend and Other Payment Restrictions Affecting
                    Subsidiaries.................................................    50
SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries..........    51
SECTION 4.18.  Limitation on Liens...............................................    51
SECTION 4.19.  Additional Guarantees.............................................    52
SECTION 4.20.  Limitation on Restricted and Unrestricted Subsidiaries............    52
SECTION 4.21.  Conduct of Business...............................................    54
SECTION 4.22.  Corporate Existence...............................................    54

                                 ARTICLE FIVE

                              MERGERS; SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets..........................    54
SECTION 5.02.  Successor Substituted.............................................    55

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.................................................    56
SECTION 6.02.  Acceleration......................................................    57
SECTION 6.03.  Other Remedies....................................................    58
SECTION 6.04.  Waiver of Past Default............................................    58
SECTION 6.05.  Control by Majority...............................................    58
SECTION 6.06.  Limitation on Suits...............................................    59
SECTION 6.07.  Rights of Holders To Receive Payment..............................    59
SECTION 6.08.  Collection Suit by Trustee........................................    59
SECTION 6.09.  Trustee May File Proofs of Claim..................................    60
SECTION 6.10.  Priorities........................................................    60
SECTION 6.11.  Undertaking for Costs.............................................    60
SECTION 6.12.  Restoration of Rights and Remedies................................    61

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.................................................    61

                                                                            Page
                                                                            ----
SECTION 7.02.  Rights of Trustee..........................................   62
SECTION 7.03.  Individual Rights of Trustee...............................   63
SECTION 7.04.  Trustee's Disclaimer.......................................   63
SECTION 7.05.  Notice of Defaults.........................................   63
SECTION 7.06.  Reports by Trustee to Holders..............................   64
SECTION 7.07.  Compensation and Indemnity.................................   64
SECTION 7.08.  Replacement of Trustee.....................................   65
SECTION 7.09.  Successor Trustee by Merger, etc...........................   66
SECTION 7.10.  Eligibility; Disqualification..............................   66
SECTION 7.11.  Preferential Collection of Claims Against the Company......   66

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Debt.....................   66
SECTION 8.02.  No Payment on Securities in Certain Circumstances..........   67
SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.............   68
SECTION 8.04.  Subrogation................................................   69
SECTION 8.05.  Obligations of the Company Unconditional...................   69
SECTION 8.06.  Notice to Trustee..........................................   70
SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating
                    Agent.................................................   70
SECTION 8.08.  Trustee's Relation to Senior Debt..........................   71
SECTION 8.09.  Subordination Rights Not Impaired by Acts or Omissions of
                    the Company or Holders of Senior Debt.................   71
SECTION 8.10.  Holders Authorize Trustee To Effectuate Subordination
                    of Securities.........................................   71
SECTION 8.11.  This Article Not To Prevent Events of Default..............   72
SECTION 8.12.  Trustee's Compensation Not Prejudiced......................   72
SECTION 8.13.  No Waiver of Subordination Provisions......................   72
SECTION 8.14.  Subordination Provisions Not Applicable to Money Held
                    in Trust for Holders..................................   72
SECTION 8.15.  Amendments.................................................   72

                                 ARTICLE NINE

              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Satisfaction and Discharge.................................   72
SECTION 9.02.  Legal Defeasance and Covenant Defeasance...................   73
SECTION 9.03.  Conditions to Legal Defeasance or Covenant Defeasance......   74
SECTION 9.04.  Application of Trust Money.................................   76
SECTION 9.05.  Repayment to Company.......................................   76
SECTION 9.06.  Reinstatement..............................................   77

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.................................   77
SECTION 10.02. With Consent of Holders....................................   78

                                                                            Page
                                                                            ----
SECTION 10.03. Compliance with Trust Indenture Act........................   79
SECTION 10.04. Revocation and Effect of Consents..........................   79
SECTION 10.05. Notation on or Exchange of Securities......................   79
SECTION 10.06. Trustee To Sign Amendments, etc............................   80

                                ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01. Unconditional Guarantee....................................   80
SECTION 11.02. Severability...............................................   81
SECTION 11.03. Release of a Guarantor.....................................   81
SECTION 11.04. Limitation of Guarantor's Liability........................   81
SECTION 11.05. Guarantors May Consolidate, etc., on Certain Terms.........   82
SECTION 11.06. Contribution...............................................   83
SECTION 11.07. Waiver of Subrogation......................................   83
SECTION 11.08. Execution of Guarantee.....................................   84
SECTION 11.09. Waiver of Stay, Extension or Usury Laws....................   84
SECTION 11.10. Subordination of Guarantee.................................   84

                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to Senior Debt..........   84
SECTION 12.02. Payment Over of Proceeds upon Dissolution, etc.;
                    No Payment in Certain Circumstances...................   84
SECTION 12.03. Subrogation................................................   87
SECTION 12.04. Obligations of Guarantors Unconditional....................   87
SECTION 12.05. Notice to Trustee..........................................   88
SECTION 12.06. Reliance on Judicial Order or Certificate of
                    Liquidating Agent.....................................   88
SECTION 12.07. Trustee's Relation to Guarantor Senior Debt of a
                    Guarantor.............................................   89
SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions
                    of Holders of Guarantor Senior Debt...................   89
SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination
                    of Guarantee..........................................   89
SECTION 12.10. This Article Not To Prevent Events of Default..............   90
SECTION 12.11. Trustee's Compensation Not Prejudiced......................   90
SECTION 12.12. No Waiver of Guarantee Subordination Provisions............   90
SECTION 12.13. Amendments.................................................   90

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. TIA Controls...............................................   90
SECTION 13.02. Notices....................................................   91
SECTION 13.03. Communications by Holders with Other Holders...............   92
SECTION 13.04. Certificate and Opinion as to Conditions Precedent.........   92
SECTION 13.05. Statements Required in Certificate or Opinion..............   92
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar..................   93

                                                                                Page
                                                                                ----
SECTION 13.07. Governing Law................................................     94
SECTION 13.08. No Recourse Against Others...................................     94
SECTION 13.09. Successors...................................................     94
SECTION 13.10. Counterpart Originals........................................     94
SECTION 13.11. Severability.................................................     94
SECTION 13.12. No Adverse Interpretation of Other Agreements................     95
SECTION 13.13. Legal Holidays...............................................     95
SECTION 13.14. Independence of Covenants....................................     95

SIGNATURES..................................................................    S-1

EXHIBIT A      Form of Series A Security....................................    A-1
EXHIBIT B      Form of Series B Security....................................    B-1
EXHIBIT C      Form of Legend for Global Securities.........................    C-1
EXHIBIT D      Form of Transfer Certificate.................................    D-1
EXHIBIT E      Form of Transfer Certificate for Institutional Accredited
               Investors....................................................    E-1
EXHIBIT F      Form of Guarantee............................................    F-1


_________________

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of June 1, 1999, among CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the "Company"), as issuer, the GUARANTORS
                                          -------
(as defined herein) and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States, as trustee (the "Trustee").
 -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "Additional Interest" has the meaning ascribed to it in the
           -------------------
Registration Rights Agreement.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Asset Acquisition" means
           -----------------

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the

Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

          (1)  any Capital Stock of any Restricted Subsidiary of the Company; or

          (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business.

          Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:

          (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $250,000;

          (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company permitted under Section
     5.01 hereof;

          (c) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (c), Purchase Money Notes shall be deemed to be cash); and

          (d) transfers of accounts receivable and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, a Sunday or any
           ------------
other day on which banking institutions in the City of New York are required or authorized by law or governmental action to be closed.

          "Capital Stock" means
           -------------

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the
           ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means:
           ----------------

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
     (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with
                                                       -----
     any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

          (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (3) any Person or Group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 14(d) under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of such Voting Stock of such surviving or transferee Person, measured by voting power rather than number of shares (immediately after giving effect to such issuance).

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" has the meaning ascribed to such term in the introductory
           -------
paragraphs to this Indenture, until a successor replaces such party pursuant to Article Five hereof, and thereafter "Company" shall mean such successor.
                                     -------

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of

          (1)  Consolidated Net Income; and

          (2)  to the extent Consolidated Net Income has been reduced thereby:

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

               (b)  Consolidated Interest Expense; and

               (c) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four-Quarter Period") ending prior to the date of the
                      -------------------
transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction
                                                                  -----------
Date") to Consolidated Fixed Charges of such Person for the Four-Quarter Period.
----
In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calcula-tion and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four-Quarter Period; and

          (2) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are the subject of the Asset Sale or other disposition or Asset Acquisition during the Four-Quarter Period) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed. If, since the beginning of such Four-Quarter Period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four-Quarter Period) shall have made any Asset Sale or other disposition or Asset Acquisition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto as if such Asset Sale or other disposition or Asset Acquisition had occurred at the beginning of the applicable Four-Quarter Period.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes
                                       --------------------------
of determining the denominator (but not the numerator) of this "Consolidated
                                                                ------------
Fixed Charge Coverage Ratio":
---------------------------

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of:

          (1)  Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local income tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with GAAP, including, without limitation, (w) any amortization of debt discount and amortization or write-off of deferred financing costs,
     (x) the net costs under Interest Swap Obligations, (y) all capitalized interest and (z) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains from Asset Sales (without regard to the $250,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary, unusual or nonrecurring gains;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with or into the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

          (6) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (7) any restoration of income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

          (8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued).

          "Consolidated Net Worth" of any Person as of any date means the
           ----------------------
consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-Cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charges that require an accrual of or a reserve for cash charges for any future period).

          "Continuing Directors" means, as of any date of determination, any
           --------------------
member of the Board of Directors of the Company who:

          (1)  was a member of such Board of Directors on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "Credit Facility" means the Credit Agreement, dated as of April 1,
           ---------------
1999, among the Company, the lenders party thereto in their capacities as lenders thereunder, NationsBank, N.A., as documentation agent, First Union National Bank, as syndication agent, and Wachovia Bank, N.A., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depositary" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, DTC or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Senior Debt" as to the Company or any Guarantor, means:
           ----------------------

          (1)  Indebtedness under or in respect of the Credit Facility; and

          (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt, as the case may be, which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt or Guarantor Senior Debt, as the case may be, as "Designated Senior Debt" by such Person.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary of
           ------------------------------
the Company that is incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

          "DTC" means The Depository Trust Company.
           ---

          "Equity Offering" means an underwritten public offering of Qualified
           ---------------
Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Offer" has the meaning provided in the Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" has the meaning provided in
           -------------------------------------
the Registration Rights Agreement.

          "Exchange Securities" means the 9 3/4% Senior Subordinated Notes due
           -------------------
2009, Series B (with related Guarantees), to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to the Initial Securities issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreements substantially identical to the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

          "Final Maturity Date" when used with respect to any Security or any
           -------------------
installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

          "guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

          "Guarantee" means the guarantee of the Obligations of the Company with
           ---------
respect to the Securities by each Guarantor pursuant to the terms of this Indenture, a form of which is attached hereto as part of Exhibits A and B. When used as a verb, "Guarantee" shall have a corresponding meaning.
                 ---------

          "Guarantor" means:
           ---------

          (1) each of Cadmus Journal Services, Inc., Washburn Graphics, Inc., American Graphics, Inc., Expert Graphics, Inc., Cadmus Direct Marketing, Inc., Three Score, Inc., Mack Printing Company, Port City Press, Inc., Mack Printing Group, Inc. and Science Craftsman Incorporated; and

          (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of Section 11.03.

          "Guarantor Senior Debt" means, with respect to any Guarantor, the
           ---------------------
principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of such Guarantor in respect of the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2)  all Interest Swap Obligations (including guarantees thereof); and

          (3) all obligations under Currency Agreements (including guarantees thereof),

in each case, whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to any Subsidiary or Affiliate of such Guarantor, or any Subsidiary of such Affiliate;

          (2) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (3)  Indebtedness represented by Disqualified Capital Stock;

          (4) any liability for Federal, state, local or other taxes owed or owing by such Guarantor;

          (5) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation);

          (6)  that portion of any Indebtedness incurred in violation of Section
     4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "Holder" means the registered holder of any Security.
           ------

          "Indebtedness" means, with respect to any Person, without duplication:
           ------------

          (1)  all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

          (8) all Obligations under currency agreements and interest swap agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Independent Financial Advisor" means a nationally recognized
           -----------------------------
investment banking or accounting firm:

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries; and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means J.P. Morgan Securities Inc. and First Union
           ------------------
Capital Markets Corp.

          "Initial Securities" means, collectively, (i) the 9 3/4% Senior
           ------------------
Subordinated Notes due 2009, Series A, of the Company issued on the Issue Date and (ii) one or more series of 9 3/4% Senior Subordinated Notes due 2009 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
June 1 and December 1 of each year, commencing June 1, 1999.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or any such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means June 1, 1999, the date of original issuance of the
           ----------
Securities.

          "Junior Subordinated Note" means, collectively, the three 11.5% junior
           ------------------------
subordinated notes of the Company due March 31, 2010.

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Maturity Date" means, with respect to any Security, June 1, 2009 or
           -------------
the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable relating to such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) the repayment of Indebtedness that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
           ---------------
S.

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" of any Person means the Chairman of the Board, the Chief
           -------
Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of such Person or any other officer designated by the Board of Directors of such Person serving in a similar capacity.

          "Officers' Certificate" of any Person means a certificate signed on
           ---------------------
behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by the Chairman of the Board, the Chief Financial Officer, the President or any Vice President (whether or not such title is preceded or followed by one or more words or phrases) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee, complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Paying Agent" has the meaning provided in Section 2.03, except that,
           ------------
upon any bankruptcy or reorganization proceeding relating to the Company, the Paying Agent shall not be the Company or any Affiliate of the Company.

          "Permitted Business" means any business (including stock or assets)
           ------------------
that derives its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (1) Indebtedness represented by the Securities issued on the Issue Date in an aggregate principal amount not to exceed $125.0 million and the Guarantees thereof;

          (2) Indebtedness incurred by the Company pursuant to the Credit Facility in an aggregate principal amount not to exceed $200.0 million at any one time outstanding, less:

               (a) the amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder;

               (b) the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder; and

               (c) the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions at the time outstanding, to the extent that the proceeds from such Indebtedness are not used (within five Business Days after the incurrence of such Indebtedness) to make mandatory principal payments or required permanent repayments in accordance with clauses (a) and (b) above.

          (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (4) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent that the notional principal amount of any such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness of the Company or any Restricted Subsidiary of the Company under Currency Agreements; provided that such Currency Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the value of foreign currencies purchased or received in the ordinary course of business; provided, further, that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations of foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

          (9) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $5.0 million at any one time outstanding;

          (11) Refinancing Indebtedness;

          (12) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings); and

          (13) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount that does not exceed $15.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facility).

          For purposes of determining compliance with Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) and
(13) above or is otherwise entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.04, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.04. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.04. The amount of Indebtedness issued at a price that is either less or greater than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          "Permitted Investments" means:
           ---------------------

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or any Person if as a result of such Investment such Person shall become a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or will merge or consolidate with or into the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture;

          (3)  Investments in cash and Cash Equivalents;

          (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with this Indenture;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.05;

          (8) additional Investments having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause
     (8) that are at that time outstanding, not to exceed $5.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and

          (10) Investments in Permitted Businesses made by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (10) after the Issue Date, not to exceed $5.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Permitted Liens" means the following types of Liens:
           ---------------

          (1) Liens securing Senior Debt and Guarantor Senior Debt (including Liens securing Indebtedness outstanding under the Credit Facility) to the extent that the Indebtedness secured thereby is permitted to be incurred pursuant to Section 4.04;

          (2)  Liens securing the Securities and the Guarantees;

          (3) Liens in favor of the Company or any Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

          (4) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (5) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that such Liens:

               (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

               (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

          (6) Liens for taxes, assessments or governmental charges or claims either:

               (a)  not delinquent; or

               (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (9) judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (11) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property of asset which is not leased property subject to such Capitalized Lease Obligation;

          (12) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary of the Company; provided that:

               (a) the Purchase Money Indebtedness shall not exceed the purchase price or the cost of construction or improvement of such property or assets, as the case may be, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets so acquired, constructed or improved; and

               (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or completion of construction or improvement; (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (16) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (17) Liens securing Indebtedness under Currency Agreements;

          (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (19) Liens securing Acquired Indebtedness incurred in compliance with
     Section 4.04; provided that:

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (20) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Securities" means one or more certificated Securities in
           -------------------
registered form.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any indebtedness means the principal amount of such
           ---------
indebtedness plus the premium, if any, on such indebtedness.

          "Private Exchange Securities" has the meaning provided in the
           ---------------------------
Registration Rights Agreement.

          "Productive Assets" means properties and assets (including Capital
           -----------------
Stock) that are used or useful by the Company and its Restricted Subsidiaries in Permitted Businesses.

          "pro forma" means, with respect to any calculation made or required to
           ---------
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of property or equipment.

          "Purchase Money Note" means a promissory note of a Securitization
           -------------------
Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Securitization Transaction" means any transaction or series
           ------------------------------------
of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Redemption Date," when used with respect to any Security to be
           ----------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.
                                                       ---------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness (the proceeds of which are applied within 60 days after the incurrence thereof) in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have
                                       ----------       -----------
correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
of its Restricted Subsidiaries of Indebtedness incurred in accordance with
Section 4.04 (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9),
(10), (12) or (13) of the definition of Permitted Indebtedness), in each case, that does not:

          (1) directly or indirectly result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of the Company or such Restricted Subsidiary as of the date of such Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary in connection with such Refinancing); or

          (2) create Indebtedness with (a) a Weighted Average Life to Maturity as of the date of such Refinancing that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) such Refinancing Indebtedness shall be incurred solely by the obligor of the Indebtedness being Refinanced and (y) if such Indebtedness being Refinanced is subordinated to the Securities or a Guarantee, then such Refinancing Indebtedness shall be subordinated or junior to the Securities or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" means a global security in registered
           ----------------------------
form representing the aggregate principal amount of Securities sold pursuant to Regulation S under the Securities Act.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of June 1, 1999, by and among the Company, the Guarantors and the Initial Purchasers.

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Restricted Security" means a Security that constitutes a "Restricted
           -------------------
Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether or not any Security constitutes a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such
           ---------------------
Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's Rating Group.
           ---

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SEC" or "Commission" means the Securities and Exchange Commission.
           ---      ----------

          "Securities" means, collectively, the Initial Securities, the Private
           ----------
Exchange Securities, if any, and the Unrestricted Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company
           ---------------------
(or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

          (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which:

               (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

               (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

               (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Debt" means the principal of, premium, if any, and interest
           -----------
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of the Company under the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2)  all Interest Swap Obligations (including guarantees thereof); and

          (3) all obligations under Currency Agreements (including guarantees thereof), in each case, whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Company to any Subsidiary or Affiliate of the Company, or any Subsidiary of such Affiliate;

          (2) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (3)  Indebtedness represented by Disqualified Capital Stock;

          (4) any liability for Federal, state, local or other taxes owed or owing by the Company;

          (5) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

          (6)  that portion of any Indebtedness incurred in violation of Section
     4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.04);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary," with respect to any Person, means any
           ----------------------
Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Securities Act ; provided, however, that for purposes of Section 4.19, the determination of whether any Restricted Subsidiary of the Company satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, such determination shall be made using 5.0% rather than 10.0% as set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

          "Subsidiary," with respect to any Person, means:
           ----------

          (1) any corporation a majority of whose Voting Stock shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "TIA" means the Trust Indenture Act of 1939, as amended, as in effect
           ---
on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

          "Trust Officer" means any officer within the Corporate Trust
           -------------
Department of the Trustee (or any successor group of the Trustee), and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "United States Government Obligations" means direct non-callable
           ------------------------------------
obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

          "United States Legal Tender" means such coin or currency of the United
           --------------------------
States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Unrestricted Securities" means one or more Securities that do not and
           -----------------------
are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Ex-
---------
change Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

          "Unrestricted Subsidiary" of any Person means:
           -----------------------

          (1) any Subsidiary of such Person formed or acquired after the Issue Date that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in compliance with Section 4.20; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

          "Voting Stock" means any class or classes of Capital Stock pursuant to
           ------------
which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) and, with respect to the Company, shall be deemed to include the Common Stock of the Company.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing:


          (1) the then outstanding aggregate principal amount of such Indebtedness; into

          (2)  the sum of the total of the products obtained by multiplying:

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

               (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Wholly
           ----------------------------------
Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person of which all the outstanding Voting Stock (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02.  Other Definitions.

                                                                    Defined in
     Term                                                           Section
     ----                                                           ----------
     "Acceleration Notice"......................................     6.02
      -------------------
     "Affiliate Transaction"....................................     4.03
      ---------------------
     "Change of Control Date"...................................     4.14(a)
      ----------------------
     "Change of Control Offer"..................................     4.14(a)
      -----------------------
     "Change of Control Payment"................................     4.14(a)
      -------------------------

                                                                    Defined in
     Term                                                           Section
     ----                                                           ----------
     "Change of Control Payment Date"...........................      4.14(a)
      ------------------------------
     "Covenant Defeasance"......................................      9.02(c)
      -------------------
     "Default Interest Payment Date"............................      2.12
      -----------------------------
     "Defeasance Trust Payment..................................      8.02
      ------------------------
     "Event of Default".........................................      6.01
      ----------------
     "Funding Guarantor"........................................     11.06
      -----------------
     "Global Security"..........................................      2.01
      ---------------
     "incur"....................................................      4.04
      -----
     "Legal Defeasance".........................................      9.02(b)
      ----------------
     "Net Proceeds Offer".......................................      4.05
      ------------------
     "Net Proceeds Offer Amount"................................      4.05
      -------------------------
     "Net Proceeds Offer Payment Date"..........................      4.05
      -------------------------------
     "Net Proceeds Offer Trigger Date"..........................      4.05
      -------------------------------
     "Net Proceeds Purchase Date"...............................      4.05
      --------------------------
     "Participant"..............................................      2.15
      -----------
     "Paying Agent".............................................      2.03
      ------------
     "Payment Blockage Notice"..................................      8.02
      -----------------------
     "Payment Blockage Period"..................................      8.02
      -----------------------
     "Physical Securities"......................................      2.01
      -------------------
     "Private Placement Legend".................................      2.17
      ------------------------
     "Reference Date"...........................................      4.06
      --------------
     "Registrar"................................................      2.03
      ---------
     "Restricted Payment".......................................      4.07
      ------------------
     "Surviving Entity".........................................      5.01
      ----------------

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities and the Guarantees;
             --------------------

            "indenture security holder" means a Holder;
             -------------------------

            "indenture to be qualified" means this Indenture;
             -------------------------

            "indenture trustee" or "institutional trustee" means the
             -----------------      ---------------------
Trustee; and

            "obligor" on the indenture securities means the Company, the
             ------
Guarantors or any other obligor on the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

            The Initial Notes, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto. The Exchange Securities, the notation thereon
               ---------
relating to the Guarantees and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto. The Securities
                                              ---------
may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the forms of the Securities and any notation, legend or endorsement thereon. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit F hereto. Each Security shall be
                                     ---------
dated the date of its authentication.

            The terms and provisions contained in the Securities and the Guarantees annexed hereto as Exhibits A, B and F shall constitute, and are
                             -------------------
hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Securities offered and sold in reliance on Rule 144A, and Securities offered and sold in reliance on Regulation S, shall be issued initially in the form of one or more permanent global notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A (each a
                                                         ---------
"Global Security"), and shall be deposited with the Trustee, as custodian for
----------------
the Depositary, and registered in the name of a nominee of the Depositary. The Global Security shall bear the legend set forth in Exhibit C, and shall be duly
                                                   ---------
executed by the Company (and have an executed Guarantee from each of the Guarantors endorsed thereon) and shall be authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A
                                                                     ---------
(the "Physical Securities") and shall bear the legend set forth in Exhibit A.
      -------------------                                          ---------
All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time
                                      --------  -------
periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount.

          Two Officers shall sign the Securities of the Company by manual or facsimile signature and may be imprinted or otherwise reproduced. Each Guarantor shall execute its Guarantee in the manner set forth in Section 11.08.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature of such authorized signatory of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $200,000,000 in one or more series; provided that the aggregate principal amount of Initial Securities on the Issue Date shall not exceed $125,000,000; and provided, further, that the Company complies with Section 4.04; (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities and (iii) Unrestricted Securities from time to time (A) in exchange for a like principal amount of Initial Securities or (B) in an aggregate principal amount of not more than the excess of $200,000,000 over the sum of the aggregate principal amount of (i) Initial Securities then outstanding, (ii) Private Exchange Securities then outstanding and (iii) Unrestricted Securities issued in accordance with (iii)(A) above, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of and the type of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether (subject to Section 2.01) the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Securities or the Unrestricted Securities, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000, except as provided in Sections 2.07 and 2.08.

          In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Securities outstanding at such time for Federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

          Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York (which may be a drop facility), where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for
               ---------
payment (the "Paying Agent") and (c) notices and demands to or upon the Company
              ------------
in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Affiliate of the Company may act as Paying Agent, Registrar or co-Registrar. The Company hereby designates the Trustee, c/o First Union National Bank, 40 Broad Street, Fifth Floor, Suite 550, New York, New York 10004, as such drop facility in compliance with this Section 2.03.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Eight, Eleven and Twelve hereof, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment.
The Company at any time may
require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each Interest Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; provided, further, that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, and that the Initial Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate Securities (with related Guarantees executed by the Guarantors) at the Registrar's written request. No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charges payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.05, 4.14 or 10.05). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before (a) the selection of Securities to be redeemed under Section 3.02 or (b) the mailing of a notice of redemption of Securities, and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

          None of the Company or the Trustee or the Registrar shall be liable for any delay by the Depositary in identifying the beneficial owners of the Securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Securities to be issued).

          Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or the Registrar, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (y) impair, as between the Depositary and members of, or participants in, the Depositary, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or the Registrar or if the Holder of a Security shall provide the Trustee and the Company with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement Security (with related Guarantees executed by the Guarantors) if the Trustee's requirements for replacement of Securities are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge such Holder for its reasonable expenses in replacing a Security, including reasonable fees and expenses of counsel. If after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Company and the Trustee shall be entitled to recover such new Security from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

          Every replacement Security is an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Proceeds Purchase Date or the Maturity Date the Paying Agent holds United States Legal Tender or United States Governmental Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date (or the portion thereof to be redeemed or maturing, as the case may be) and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities (with related Guarantees executed by the Guarantors) upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated and shall direct the Trustee to authenticate such Securities and certify that all conditions precedent to the issuance of such Securities contained herein have been complied with.

          Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities (with the related Guarantees executed by the Guarantors) in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and shall (subject to the record retention requirements of the Exchange Act) dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment (a "Default Interest
                                                               ----------------
Payment Date"), and at the same time the Company shall deposit with the Trustee
------------
an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m., Eastern Time, on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section, such payment shall be deemed practicable by the Trustee.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities may use one or more "CUSIP" numbers and, if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

          Prior to 10:00 a.m., Eastern Time, on each Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary for the Global Securities, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.
---------

          Members of, or participants in, the Depositary ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to beneficial owners in exchange for their beneficial interests in Global Securities (i) if requested by a Holder of such interests or (ii) if the Depositary notifies the Company and the Company notifies the Trustee that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute (and, in the case of the Guarantees, the Guarantors shall execute), and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute (and, in the case of the Guarantees, the Guarantors shall execute), and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Special Transfer Provisions.

          The Trustee is entitled to rely upon the certificates delivered pursuant to this Section 2.16 and is irrevocably authorized to produce such certificates or copies thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered thereby.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
           --------  -------
     Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certifications
                 ---------
     required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;
                                  ---------

            (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon

(A) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (B) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.


          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is a Participant, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.

          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Restrictive Legends.
               -------------------

          Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as
                                                ------------------------
set forth in Exhibit A on the face thereof until after the second anniversary of
             ---------
the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or (i) such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (ii) such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

          Each Global Security shall also bear the legend as set forth in Exhibit C.
---------

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to paragraph 5 of the Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 3.02 (including, without limitation, a description of the partial redemption requirements of any national securities ex-change on which the Securities are listed). In case of any redemption at the election of the Company of all of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. Together with any such written notice of a Redemption Date, the Company shall deliver to the Trustee an Officer's Certificate and Opinion of Counsel stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

          In the event that the Company chooses to redeem less than all of the Securities, selection of the Securities for redemption will be made by the Trustee either:

          (1) in compliance with the requirements, if any, of the principal national securities exchange on which the Securities are listed; or

          (2) if such Securities are not then listed on a national securities exchange or such exchange has no selection requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          No Securities of a principal amount of $1,000 or less shall be redeemed in part.

          If a partial redemption is made with the proceeds of an Equity Offering, the Trustee shall select the Securities to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the applicable procedures of the Depositary) unless such method is prohibited.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and any Paying Agent.

          Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

          (1) the paragraph of the Securities pursuant to which the Securities are being redeemed;

          (2)  the Redemption Date;

          (3) the redemption price and the amount of accrued and unpaid interest, if any, to be paid as of the Redemption Date;

          (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment on the Redemption Date of the redemption price plus accrued and unpaid interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Securities redeemed;

          (7) that if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

          (8) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed; and

          (9) the CUSIP number, provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense; provided that the Company shall give notice of redemption to the Trustee at least 10 days before the date the notice of redemption is requested by the Company to be mailed to the Holders (unless a shorter notice period shall be agreed to by the Trustee in writing).

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the redemption price, plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but installments of interest, the maturity of which is on or prior to such Redemption Date, shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

          The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the redemption price.

SECTION 3.05.  Deposit of Redemption Price.

          Prior to 10:00 a.m., Eastern Time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or any Affiliate is the Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) in immediately available funds, United States Legal Tender sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and execute and the Trustee shall authenticate for the Holder a new Security or Securities (with related Guarantees executed by the Guarantors) equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

          The Company shall pay the principal of, premium if any, and interest (including Additional Interest, if any) on the Securities on the dates and in the manner provided in the Securities, this Indenture and the Registration Rights Agreement. Principal, premium, if any, and interest (including Additional Interest, if any) shall be considered paid on the date due if the Paying Agent holds (or segregates if the Company is the Paying Agent), as of 10:00 a.m., Eastern Time, on the due date United States Legal Tender deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Additional Interest, if any) then due and the Paying Agent is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay cash interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) at the same rate per annum borne by the Securities. The Company shall pay cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) at the same rate per annum borne by the applicable Securities, to the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.  Limitations on Transactions with Affiliates

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each, an "Affiliate Transaction"), other than
                                          ---------------------
(i) Affiliate Transactions permitted under paragraph (b) below and (ii) Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b)  The restrictions set forth in Section 4.03(a) shall not apply to:

          (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined reasonably and in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be;

          (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

          (3) any agreement as in effect as of the Issue Date or any amendment thereto, any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (4) Restricted Payments permitted by this Indenture; and

          (5) transactions effected as part of a Qualified Securitization Transaction.

SECTION 4.04.  Limitation on Incurrence of Additional Indebtedness.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness
                                                  -----
(other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such

Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0.

SECTION 4.05.  Limitation on Asset Sales.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined reasonably and in good faith by the Company's Board of Directors);

          (2) at least 80% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

          (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either:

               (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, including the Credit Facility, effect a corresponding permanent reduction in the availability under such revolving credit facility;

               (b)  to make an investment in Productive Assets; or

               (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

          On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of
                    -------------------------------
Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding paragraph (each a "Net Proceeds Offer Amount") shall be
                                         -------------------------
applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net
                                ------------------                   ---
Proceeds Offer Payment Date") not less than 20 Business Days nor more than 30
---------------------------
Business Days following the date on which the notice of such Net Proceeds Offer is mailed to the Holders, from all Holders on a pro rata basis, that principal amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest (including Additional Interest, if any) thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.05.

          Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more

Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph) (the first date the aggregate amount of all such unutilized Net Proceeds Offer Amount is equal to or in excess of $5.0 million shall be deemed to be the Net Proceeds Offer Trigger Date). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of aggregate unutilized Net Proceeds Offer Amount will be reset to zero. Accordingly, to the extent that any Net Proceeds remain after consummation of a Net Proceeds Offer, the Company or any Restricted Subsidiary of the Company, as the case may be, may use such Net Proceeds for any purpose not prohibited by this Indenture.

          Notwithstanding the first two paragraphs of this covenant, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) at least 80% of the consideration for such Asset Sale constitutes Productive Assets; and

          (2) such Asset Sale is for fair market value; provided that any consideration consisting of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

          (1)  that the Net Proceeds Offer is being made pursuant to this
     Section 4.05 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued and unpaid interest at the expiration of such offer exceeds the Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (based on amounts tendered) (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased);

          (2)  the purchase price (including the amount of accrued interest)
     and the purchase date (which shall be no earlier than 20 Business Days nor later than 30 Business Days from the date such notice is mailed, other than as may be required by law) (the "Net Proceeds Purchase Date");
                                      --------------------------

          (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Purchase Date;

          (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Eastern Time, on the second Business Day prior to the Net Proceeds Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Eastern Time, on the second Business Day preceding the Net Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his/her election to have such Securities purchased; and

          (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          On or before the Net Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with this Section 4.05,
(ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Purchase Date. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

SECTION 4.06.  Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than (x) dividends or distributions made to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor and (y) dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to purchase or acquire shares of such Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary of the Company to holders of such Capital Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing, the Company may pay cash dividends on its Common Stock in an aggregate amount that, when taken together with all other dividends paid by the Company on its Common Stock after the Issue Date, does not exceed $500,000;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Restricted Subsidiary of the Company that is subordinate or junior in right of payment to the Securities or such Restricted Subsidiary's Guarantee, as the case may be; or

          (4) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"); if at the time of such Restricted
                       ------------------
     Payment or immediately after giving effect thereto:

               (a) a Default or an Event of Default shall have occurred and be continuing;

               (b) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; or

               (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purpose, if other than cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                    (i) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date through the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Reference Date")
                                                         --------------
               (treating such period as a single accounting period); plus

                    (ii) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net cash proceeds from an Equity Offering to the extent used to redeem the Securities in compliance with the provisions set forth under paragraph 8 of the Securities); plus

                    (iii) without duplication of any amounts included in clause
               (c)(ii) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding any net cash proceeds from an Equity Offering to the extent used to redeem the Securities in compliance with the provisions set forth under paragraph 8 of the Securities); plus

                    (iv) to the extent not otherwise included in the Company's Consolidated Net Income, in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of (A) the cash return of capital with respect to such Investment and
               (B) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application (within 60 days of the sale thereof) of net cash proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (ii) through the application (within 60 days of the sale thereof) of net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and

          (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company pursuant to repurchase options in stock option agreements between the Company and employees of the Company or any of its Subsidiaries from such employees or their authorized representatives upon the death, disability or termination of employment of such employees, in the aggregate not to exceed $250,000 in any calendar year.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, (x) amounts expended pursuant to clauses (1), (2)(ii) and (4) of this paragraph shall be included in such calculation and (y) amounts expended pursuant to clauses 2(i) and 3 shall be excluded from such calculation.

SECTION 4.07.  Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.08.  Payment of Taxes and Other Claims.

          The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any such Subsidiary or upon the income, profits or property of the Company or any such Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Sub-sidiary; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.

          Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.10.  Maintenance of Properties and Insurance.

          (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of the Company's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or such Subsidiary of the Company concerned, or of an Officer (or other agent employed by the Company or such Subsidiary) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation, and interruption of business insurance, and as otherwise may be necessary in the judgment of the Company.

SECTION 4.11.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing such Default or Events of Default of which he or she may have knowledge and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company and its Subsidiaries are taking or propose to take with respect thereto. For purposes of this Section

4.11, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.12 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

SECTION 4.12.  Reports to Holders.

          (a) The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

          (b)  If the Company ceases to be subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and deliver to the Trustee and mail to each Holder (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. Such information shall be made available to securities analysts and prospective investors upon request. In addition, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.

          (a) If a Change of Control occurs (the date of such occurrence being the "Change of Control Date"), each Holder shall have the right to require that
     ----------------------
the Company purchase all or a portion of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price
                                -----------------------
equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, to the date of purchase (the "Change of Control Payment").
 -------------------------

          Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.14 and that all Securities validly tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

          (2) the purchase price (including the amount of accrued and unpaid interest, if any) and the purchase date (which shall be no earlier than 30 days and no later than 45 days after the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                                           ------------------------------

          (3) that any Securities not tendered will continue to accrue interest in accordance with the terms of this Indenture;

          (4) that, unless the Company defaults in making the payment therefor, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Eastern Time, on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (7) that Holders whose Securities are being purchased in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (8) the circumstances and the relevant facts regarding such Change of Control.

          (b) On or before 10:00 a.m., Eastern Time, on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursu-ant to the Change of Control Offer, (2) deposit with the Paying Agent United States Legal Tender sufficient to pay the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee shall act as Paying Agent.

          (c) Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

          (1) repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

          (2) obtain the requisite consents under the Credit Facility and all such other Senior Debt to permit the repurchase of the Securities as provided below.

          The Company shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Securities pursuant to this Section 4.14. The Company's failure to comply with the covenant described in the immediately preceding paragraph shall constitute an Event of Default described in clause (3) and not in clause (2) under Section 6.01.

          (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

SECTION 4.15.  Prohibition on Incurrence of Senior Subordinated Debt.

          The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

               (a)  applicable law;

               (b)  this Indenture and the Securities;

               (c) any agreement governing Acquired Indebtedness, which encumbrance or restriction shall not apply to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired;

               (d)  the Credit Facility;

               (e) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

               (f) agreements existing on the Issue Date, to the extent and in the manner such agreements are in effect on the Issue Date;

               (g)  Liens permitted to be incurred pursuant to Section 4.18;

               (h) any contract for the sale of specified assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, to be consummated in accordance with the terms of this Indenture, pending the closing of such sale or disposition; provided that any such restriction relates solely to the Capital Stock or assets that are the subject of such agreement;

               (i) any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (c), (d) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially more restrictive as determined by the Board of Directors of the Company in their reasonable and good faith judgment, than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (c), (d) or (f); and

               (j) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction or the charter documents of such Securiti-zation Entity; provided that, in any case, such restrictions apply only to such Securitization Entity.

SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries.

          The Company shall not permit any of its Restricted Subsidiaries to issue to any Person (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) any Preferred Stock or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

SECTION 4.18.  Limitation on Liens.

          Other than Permitted Liens, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date), or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or any Guarantee, the Securities are, or such Guarantee is, as the case may be, secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent that the Securities are, or such Guarantee is, as the case may be, senior in priority to such Indebtedness; and

          (2) in all other cases, the Securities are, or the Guarantee is, as the case may be, equally and ratably secured.

SECTION 4.19.  Additional Guarantees.

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary of the Company that is not a Guarantor having total consolidated assets with a book value in excess of $2.0 million, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in a Domestic Restricted Subsidiary of the Company that is not a Guarantor having total consolidated assets with a book value in excess of $2.0 million, then such transferee or acquired or other Domestic Restricted Subsidiary shall:

          (1) execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and this Indenture on the terms set forth in this Indenture; and

          (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary;

provided, however, that, notwithstanding the foregoing, each transferee or acquired or other Domestic Restricted Subsidiary shall comply with clauses (1) and (2) above if such Domestic Restricted Subsidiary, together with the

Company's other Restricted Subsidiaries that are not Guarantors, after giving pro forma effect to such transfer, organization, acquisition or Investment, would constitute a Significant Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.20.  Limitation on Restricted and Unrestricted Subsidiaries.

          The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary under this Indenture only if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

          (2) any such designation shall be deemed to be an incurrence as of the date of such designation by a Restricted Subsidiary of the Company of the Indebtedness (if any) of such designated Subsidiary for purposes of
     Section 4.04; and

          (3) immediately after giving effect to such designation and the incurrence of such additional Indebtedness, the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04.

          The Board of Directors of the Company may designate any Restricted Subsidiary (other than a Guarantor) to be an Unrestricted Subsidiary under this Indenture only if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

          (2)  such designation is at that time permitted pursuant to Section
     4.06 (other than pursuant to clause (8) of the definition of Permitted Investment); and

          (3) immediately after giving effect to such designation, the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04.

          Any such designation by the Board of Directors of the Company of an Unrestricted Subsidiary to be a Restricted Subsidiary or of a Restricted Subsidiary to be an Unrestricted Subsidiary shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

          For purposes of Section 4.06:

          (1) an Investment shall be deemed to have been made at the time any Restricted Subsidiary is designated to be an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated to be an Unrestricted Subsidiary;

          (2) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unre-stricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in the case of each of clauses (1) and (2), "net worth" shall be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and

          (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

          Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation:

          (1) the Company or any of its Restricted Subsidiaries (x) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary excluding, in any such case, any Standard Securitization Undertaking;

          (2) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final stated maturity; or

          (3) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

          Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries.

SECTION 4.21.  Conduct of Business.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses other than a Permitted Business.

SECTION 4.22.  Corporate Existence.

          Except as otherwise permitted by Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, licenses, franchises or corporate, partnership or other existence if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

                                 ARTICLE FIVE


                              MERGERS; SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets.

          The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)  either:

               (a) the Company shall be the surviving or continuing corporation; or

               (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):
           ----------------

                    (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                    (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be:

               (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

               (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
          Section 4.04;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

          (4) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture to this Indenture confirmed that its Guarantee of the Securities shall apply to such Person's obligations under this Indenture and the Securities; and

          (5) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.  Successor Substituted.

          Upon any consolidation or merger of the Company or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries in accordance with Section 5.01, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as the Company in this Indenture, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default" for purposes of
                                             ----------------
this Indenture:

          (1) the failure to pay interest (including Additional Interest, if any) on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Eight hereof);

          (2) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Eight hereof);

          (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the Junior Subordinated Note or the principal amount of any other Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Entity), or the acceleration of the final stated maturity of the Junior Subordinated Note or any such other Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days after receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if, in the case of any such other Indebtedness, the aggregate principal amount of such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;
     (b) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or (c) orders the liquidation of the Company or any Significant Subsidiary of the Company and, in each case the order or decree remains unstayed and in effect for 60 days; or

          (8) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect or any Guarantee of a Significant Subsidiary of the Company is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary of the Company is found to be invalid or any Guarantor that is a Significant Subsidiary of the Company denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02.  Acceleration.

          If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal, premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all the Securities to be due and payable immediately by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:
                    -------------------

          (1) shall become immediately due and payable; or

          (2) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in clause (6) or (7) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal, premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences:

          (1)  if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09, 6.02, 6.07 and 10.02, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may, on behalf of the Holders of all Securities, waive an existing Default or Event of Default and its consequences, except for a Default or Event of Default specified in Section 6.01(1) or (2). The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to
Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest (including Additional Interest, if any) on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities for the whole amount of principal, premium, if any, and interest (including Additional Interest, if any) remaining unpaid on the Securities, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.
The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Sections 6.09 and 7.07;

          Second: Subject to Articles Eight, Eleven and Twelve, to Holders for amounts due and unpaid on the Securities for interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest and premium, if any, respectively;

          Third: subject to Articles Eight, Eleven and Twelve, to Holders for amounts due and unpaid on the Securities for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

          Fourth: Subject to Articles Eight, Eleven and Twelve, to the Company, the Guarantors or any other obligor on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder pursuant to
Section 6.07.

SECTION 6.12.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others and no covenants or obligations shall be implied in this Indenture against the Trustee; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to (i) any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 or (ii) any action believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless, in the case of this clause (ii), it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or asset received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it reasonably believes to be authorized or within its rights, discretion or powers.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled, upon reasonable notice to the Company and in good faith, to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney.

          (i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have notice of an Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occur rence thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA. For purposes of this Section 7.05, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default hereunder unless an officer of the Trustee with direct responsibility for the administration of this Indenture has actual knowledge thereof, or unless written notice of any event which is a Default or an Event of Default is received by the Trustee and such notice references the Securities or this Indenture.

SECTION 7.06.  Reports by Trustee to Holders.

          Within 60 days after each May 15 of each year, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01.

          The Company shall indemnify the Trustee and its agents, employees, attorneys-in-fact, officers, directors and shareholders for, and hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including its services as Registrar or Paying Agent, if so appointed by the Company), including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee, or arising out of the Trustee's negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall, if such resulting, surviving or transferee corporation or banking corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against the Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Debt.

          The Company covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenant and agree, (i) that all Securities shall be issued subject to the provisions of this Article Eight; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payments of all Obligations on the Securities or under this Indenture by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company, whether outstanding on the Issue Date or thereafter incurred, including, without limitation, the Company's Obligations under the Credit Facility, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 8.02.  No Payment on Securities in Certain Circumstances.

          Unless Section 8.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive payments from a trust described under Article Nine so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities in accordance with the provisions of Article Nine and without violating the provisions of Article Eight or Article Twelve of this Indenture (a "Defeasance Trust Payment")).
                             ------------------------

          In addition, unless Section 8.03 shall be applicable, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Payment Blockage
                                                          ----------------
Notice"), then, unless and until all events of default have been cured or waived
------
or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the 180 days after the receipt by the Trustee of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Company nor
                              -----------------------
any other Person its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

          Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days after the receipt by the Trustee of the Payment Blockage Notice and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          In the event that, notwithstanding the foregoing provisions of this
Section 8.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by the first three paragraphs of this Section 8.02 and before all Obligations in respect of Designated Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Designated Senior Debt held by such holders) or their Representatives, as their respective interests may appear, for application to the payment of such Designated Senior Debt remaining unpaid until all such Designated Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Designated Senior Debt.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise (except that Holders of the Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Company of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their Representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all Obligations in respect of Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their Representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (c) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  Subrogation.

          Upon the payment in full in cash or Cash Equivalents of all Senior Debt of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Debt of the Company by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt of the Company, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt of the Company. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt of the Company, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash or Cash Equivalents of such Senior Debt.

SECTION 8.05.  Obligations of the Company Unconditional.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of the Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of the Company then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, the Company on account of any Obligations on the Securities.

SECTION 8.06.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Eight). The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Eight). Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Debt of the Company to recover payments from Holders as contemplated by Section 8.02 or 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy or liquidating trustee, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.  Trustee's Relation to Senior Debt.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Debt of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company (except as provided in the last paragraph of Section 8.02 and Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

SECTION 8.10.  Holders Authorize Trustee To Effectuate Subordination of
               Securities.

          Each Holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.11.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of a Default or Event of Default specified under Section 6.01.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Eight shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

SECTION 8.13.  No Waiver of Subordination Provisions.

          Without in any way limiting the generality of Section 8.09, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14.  Subordination Provisions Not Applicable to Money Held in Trust
           for Holders.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

SECTION 8.15.  Amendments.

          As long as the Credit Facility is outstanding or any amounts are outstanding thereunder, the provisions of this Article Eight (and the definitions used herein) shall not be amended or modified without the written consent of the Representative under the Credit Facility.

                                 ARTICLE NINE

              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Satisfaction and Discharge.

          This Indenture, the Securities and the Guarantees shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

          (1)  either:

               (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.05) have been delivered to the Trustee for cancellation; or

               (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore deliv-ered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

          (2) the Company has paid all other sums payable under this Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          The Trustee will acknowledge the satisfaction and discharge of this Indenture if the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 9.02.  Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 9.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and, if it so selects, each of the Guarantors, shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal
                                   ----------------
Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under Section 9.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Eight or Guarantor Senior Debt under Article Eleven or Twelve, as the case may be, or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

          (i) the rights of Holders to receive solely from the trust fund described in Section 9.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due;

          (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

          (iv)  this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, Sections 4.08 through 4.10, inclusive, Sections 4.14 through 4.21, inclusive, and Article Five hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not
--------------------
"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders and any amounts deposited under
Section 9.03 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Eight or Guarantor Senior Debt under Article Eleven or Twelve or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(8) shall not constitute Events of Default.

SECTION 9.03.  Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 9.02(b) or 9.02(c) to the outstanding Securities:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States Legal Tender or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Sections 6.01(6) and (7) are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than as permitted by the parenthetical phrase in clause (4) above) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture; and

                (b) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

            Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Securities not therefor delivered to the Trustee for cancellation:

            (1) have become due and payable;

            (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; or

          (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 9.04.  Application of Trust Money.

          The Trustee or Paying Agent shall hold in trust United States Legal Tender or United States Government Obligations deposited with it pursuant to this Article Nine, and shall apply the deposited United States Legal Tender and the money from United States Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said United States Legal Tender or United States Government Obligations except as it may agree with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Legal Tender or United States Government Obligations deposited pursuant to Section 9.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any United States Legal Tender or United States Government Obligations held by it as provided in Section 9.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.05.  Repayment to Company.

          Subject to Section 7.07 and this Article Nine, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any excess United States Legal Tender or United States Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited by any Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Company or a Guarantor, as the case may be, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 9.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States Legal Tender or United States Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or United States Government Obligations in accordance with Article Nine; provided that if the Company or any Guarantor, as the case may be, has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States Legal Tender or United States Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.  Without Consent of Holders.

          The Company and the Guarantors, when authorized by a Board Resolution of their respective Boards, and the Trustee, together, may amend or supplement this Indenture, the Securities or any Guarantee without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c)  to  comply with Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the rights of any Holder of the Security; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.

          Subject to Section 6.07, the Company and each Guarantor, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities, without notice to any other Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall not:

          (a) reduce the amount of Securities whose Holders must consent to an amendment;

          (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

          (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or reduce the redemption price therefor;

          (d) make any Securities payable in money other than that stated in the Securities;

          (e) make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Securities to waive Defaults or Events of Default;

          (f) after the Company's obligation to purchase Securities arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sales that have been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (g) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee in a manner which adversely affects the Holders; or

          (h) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  Compliance with Trust Indenture Act.

          Every amendment, supplement or waiver of this Indenture, the Securities or any Guarantee shall comply with the TIA as then in effect ; provided, however, that this Section 10.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time the Indenture and the Trustee are required by the TIA to be so qualified.

SECTION 10.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 10.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment or principal of an interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment or supplement is the legal, valid and binding obligation of the Company and the Guarantors enforceable against each of them in accordance with its terms, subject to customary exceptions, and complies with the provision hereof. Such Opinion of Counsel shall not be an expense of the Trustee.

                                ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.  Unconditional Guarantee.

          Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in the case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 11.02.  Severability.

          In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Release of a Guarantor

          (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock, or all or substantially all of the assets, of a Guarantor by the Company or one or more Restricted Subsidiaries of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.05, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or a Wholly-Owned Restricted Subsidiary), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be automatically and unconditionally released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in accordance with this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

          (b) The Trustee shall execute an appropriate instrument evidencing the release of the Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.03, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Eleven.

SECTION 11.04.  Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to Section 11.06, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 11.05.  Guarantors May Consolidate, etc., on Certain Terms.

          (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in Article Four, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company (whether or not affiliated with the Guarantor), or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.03 and 11.05(a), either (x) the transaction is an Asset Sale consummated in accordance with
Section 4.05 or (y) (i) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (iii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Arti-cle Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the Surviving Entity), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property and (iv) immediately after giving effect to such transaction, the Company shall be in compliance with clause 2 of the first paragraph of Section 5.01. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.05, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause
(iv) of Section 5.01(a).

SECTION 11.06.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.07.  Waiver of Subrogation.

          Until all Obligations on the Securities are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.09, Article Eight and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guar-antor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.08.  Execution of Guarantee.

          To evidence their Guarantee to the Holders set forth in this Article Eleven, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit F, which shall be endorsed on each Security ordered
                     ---------
to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers (who shall have been duly authorized by all requisite corporate actions), who shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.09.  Waiver of Stay, Extension or Usury Laws.

          Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 11.10.  Subordination of Guarantee.

          The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.  Guarantee Obligations Subordinated to Senior Debt.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by its acceptance thereof likewise covenants and agrees, (i) that such Guarantor's Guarantee shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities pursuant to the Guarantee made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt of such Guarantor, whether outstanding on the Issue Date or thereafter incurred, including, without limitation, any Obligation of such Guarantor in respect of the Credit Facility, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture, Securities and the Guarantees.

SECTION 12.02. Payment Over of Proceeds upon Dissolution, etc.; No Payment in Certain Circumstances

          (a) Upon any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt of such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made by or on behalf of the Guarantor on account of any Obligations on its Guarantee or for the acquisition of any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, a Guarantor of any Obligations on the Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of the Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.02(a) and before all Obligations in respect of the Guarantor Senior Debt of such Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

          (c) To the extent any payment of Guarantor Senior Debt of a Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

          (d) The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

          (e) Unless Section 12.02 (a) shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt of any Guarantor, no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Obligations on the Guarantee of such Guarantor or to acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

          (f) In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt of any Guarantor, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives a Payment Blockage Notice to the Trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the Payment Blockage Period, neither the Guarantor, nor any other Person on the Guarantor's behalf, shall (x) make any payment of any kind or character with respect to any Obligations on the Guarantee of such Guarantor or (y) acquire any of the Securities for cash or property or otherwise (except that holders of the Securities may receive Defeasance Trust Payments).

          (g) Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days after the receipt by the Trustee of the Payment Blockage Notice and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (h)  In the event that, notwithstanding the provisions of this Section
12.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the

Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.02(e) or (f) and before all Obligations in respect of the Designated Senior Debt of such Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Debt (pro rata to such holders on the basis of the respective amounts of such Designated Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Designated Senior Debt remaining unpaid until all such Designated Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Designated Senior Debt.

SECTION 12.03.  Subrogation.

          Upon the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of a Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Debt until the principal of and interest on the Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Debt, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Debt of any such Guarantor on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Debt of any Guarantor, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full in cash of such Guarantor Senior Debt.

SECTION 12.04.  Obligations of Guarantors Unconditional.

          Subject to Sections 11.03 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among any Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the such Guarantor of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Debt of such Guarantor, as the case may be, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Debt in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Debt of each Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, such Guarantor on account of any Obligations on the Securities pursuant to the Guarantee of such Guarantor.

SECTION 12.05.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article Twelve). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Debt of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Guarantor Senior Debt of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section
12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from such Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Securities shall otherwise be subject to the provisions of this Article Twelve). Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Debt of a Guarantor to recover payments as contemplated by
Section 12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy or liquidating trustee, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.07.  Trustee's Relation to Guarantor Senior Debt of a Guarantor.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt of a Guarantor which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of such Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of any Guarantor (except as provided in Section 12.02(b) and (h)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Debt of a Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of Holders of Guarantor Senior Debt.

          No right of any present or future holders of any Guarantor Senior Debt of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of any Guarantor.

SECTION 12.09.  Holders Authorize Trustee To Effectuate Subordination of
                Guarantee.

          Each Holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.10.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1), (2) or (3) of Section 6.01.

SECTION 12.11.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Twelve shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

SECTION 12.12.  No Waiver of Guarantee Subordination Provisions.

          Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Debt of any Guarantor, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Debt, may do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any instrument evidencing the same or any agreement under which such Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt; (c) release any Person liable in any manner for the collection of such Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against the Guarantor and any other Person.

SECTION 12.13.  Amendments.

          As long as the Credit Facility is outstanding or any amounts are outstanding thereunder, the provisions of this Article Twelve (and the definitions used herein) shall not be amended or modified without the written consent of the Representative under the Credit Facility.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided that this Section 13.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02.  Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by reputable overnight delivery service, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company and/or any Guarantor:

              Cadmus Communications Corporation
              6620 West Broad Street
              Suite 240
              Richmond, Virginia 23230

              Attention:  Chief Financial Officer

              Facsimile: (804) 287-5683
              Telephone: (804) 287-5680

          with copies to:

              Hunton & Williams
              Riverfront Plaza, East Tower
              951 East Byrd Street
              Richmond, Virginia 23219

              Attention:  Randall S. Parks, Esq.

              Facsimile: (804) 788-7375
              Telephone: (804) 788-8218

          If to the Trustee:

              First Union National Bank
              800 East Main Street, Lower Mezzanine
              Richmond, Virginia  23219

              Attention:  Corporate Trust Department

              Facsimile: (804) 343-6699
              Telephone: (804) 343-6067

          The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing by reputable overnight courier, and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee, at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, and such other opinions as the Trustee may reasonably require.

SECTION 13.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practice for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

SECTION 13.08.  No Recourse Against Others.

          No past, present or future director, officer, employee, stockholder or incorporator of the Company, the Guarantors or the Trustee as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities. This provision does not affect any possible claims under federal securities laws.

SECTION 13.09.  Successors.

          All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.10.  Counterpart Originals.

          The parties may sign any number of counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.

          In case any one or more of the provisions in this Indenture or in the Securities or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.

          If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 13.14.  Independence of Covenants.

          All covenants and agreements in this Indenture and the Securities shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 13.15.  Table of Contents, Headings, etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.16.  Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give any Person, other than the parties to this Indenture and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              COMPANY:


                              CADMUS COMMUNICATIONS CORPORATION

                              By: /s/ C. Stephenson Gillispie, Jr.
                                  ----------------------------------------------
                                  Name:   C. Stephenson Gillispie, Jr.
                                  Title:  Chairman of the Board, President and
                                          Chief Executive Officer

                              GUARANTORS:


                              CADMUS JOURNAL SERVICES, INC.

                              By: /s/ David E. Bosher
                                  ----------------------------------------------
                                  Name:   David E. Bosher
                                  Title:  Vice President


                              WASHBURN GRAPHICS, INC.


                              By: /s/ David E. Bosher
                                  ----------------------------------------------
                                  Name:   David E. Bosher
                                  Title:  Vice President


                              AMERICAN GRAPHICS, INC.


                              By: /s/ David E. Bosher
                                  ----------------------------------------------
                                  Name:   David E. Bosher
                                  Title:  Vice President

                              EXPERT GRAPHICS, INC.

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              CADMUS DIRECT MARKETING, INC.

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              THREE SCORE, INC.

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              MACK PRINTING COMPANY

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              PORT CITY PRESS, INC.

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              MACK PRINTING GROUP, INC.

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              SCIENCE CRAFTSMAN INCORPORATED

                              By:  /s/ David E. Bosher
                                   -------------------
                                   Name:  David E. Bosher
                                   Title: Vice President

                              TRUSTEE:

                              FIRST UNION NATIONAL BANK,

                              as Trustee

                              By:  /s/ Patricia A. Welling
                                   -----------------------
                                   Name:  Patricia A. Welling
                                   Title: Vice President

                                                                       EXHIBIT A

                          [FORM OF SERIES A SECURITY]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT.

                                                                      CUSIP No.:

                       CADMUS COMMUNICATIONS CORPORATION
                        9 3/4% Senior Subordinated Note
                              due 2009, Series A
No.                                                                          $

          CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the
"Company"), for value received, promises to pay to             or registered
 -------
assigns, the principal sum of                  , on June 1, 2009.

          Interest Payment Dates: June 1 and December 1

          Interest Record Dates:  May 15 and November 15

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated: [       ], 1999             CADMUS COMMUNICATIONS CORPORATION


                                   By: ________________________________
                                       Name:
                                       Title:

Trustee's Certificate of Authentication

          This is one of the 9 3/4% Senior Subordinated Notes due 2009, Series A, referred to in the within-mentioned Indenture.

Dated: [       ], 1999


                                   FIRST UNION NATIONAL BANK,
                                       as Trustee

                                   By: ________________________________
                                       Authorized Signatory

                             (REVERSE OF SECURITY)

              9 3/4% Senior Subordinated Note due 2009, Series A

          1.   Principal and Interest.  CADMUS COMMUNICATIONS CORPORATION, a
               ----------------------
Virginia corporation (the "Company"), promises to pay the principal of this Security on June 1, 2009, or earlier as provided in the Indenture. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 1, 1999. The Company will pay interest semi-annually in arrears on each June 1 and December 1 (each, an "Interest Payment Date") and at stated maturity, commencing on December 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Securities.

          2.   Method of Payment.  The Company shall pay interest on the
               -----------------
Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("United States Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such United States Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If an Interest Payment Date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day.

          3.   Paying Agent and Registrar.  Initially, FIRST UNION NATIONAL BANK
               --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture.  The Company issued the Securities under an Indenture,
               ---------
dated as of June 1, 1999 (the "Indenture"), by and among the Company, each of the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 3/4% Senior Subordinated Notes due 2009, Series A (the "Initial Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $200,000,000, which may be issued under the Indenture; provided that the principal amount of Initial Securities issued on the Issue Date will not exceed $125,000,000. The Securities include the Initial Securities, the Private Exchange Securities and the Unrestricted Securities issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement or, with respect to Initial Securities issued under the Indenture subsequent to the Issue Date, a registration rights agreement similar to the Registration Rights Agreement. The Initial Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated therein), until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000. Under Article Eleven of the

Indenture the payment on each Security is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.   (a) Redemption.  Except as provided below, the Securities may not
                   ----------
be redeemed prior to June 1, 2004. Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest thereon (including Additional Interest), if any, to the date of redemption, if redeemed during the twelve-month period commencing on June 1 of the year set forth below:

          Year                                         Percentage
          ----                                         ----------

          2004.....................................    104.875%
          2005.....................................    103.250%
          2006.....................................    101.625%
          2007 and thereafter......................    100.000%

          (b)  Optional Redemption Upon Equity Offerings.  At any time, or from
               -----------------------------------------
time to time, on or prior to June 1, 2002, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Securities issued under the Indenture at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest), if any, to the date of redemption; provided that at least 65% of the principal amount of Securities issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest (including Additional Interest), if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest (including Additional Interest), if any.

          7.   Offers to Purchase.  Section 4.14 of the Indenture provides that,
               ------------------
upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such Holder's Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest), if any, to the date of repurchase. Section 4.05 of the Indenture provides that, after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          8.   Subordination.  The Securities are subordinated in right of
               -------------
payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder, by its acceptance hereof, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          9.   Denominations; Transfer; Exchange.  The Securities are in
               ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. The Registrar need not register the transfer or exchange of any Securities during a period beginning 15 days before the selection of, or the mailing of a redemption notice for, any Securities or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Security shall
               ---------------------
be treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee United States Legal Tender or United States Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities prior to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of, premium and interest (including Additional Interest, if any) on the Securities).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions in
               -----------------------------
the Indenture, the Indenture, the Securities or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture, make any other change that does not adversely affect in any material respect the rights of any Holder of a Security or comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur Liens, incur Indebtedness that is subordinate to Senior Debt but senior in right of payment to the Securities, impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company and its Restricted Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.
Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          19.  Authentication.  This Security shall not be valid until the
               --------------
Trustee or authenticating agent manually signs the certificate of authentication on this Security.

          20.  Governing Law.  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED
               -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE HOLDERS AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          23.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 9 3/4% Senior Subordinated Notes due 2009, Series B, of the Company which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Security (other than as relates to registration rights and transfer restrictions).

The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24.  Indenture.  Each Holder, by accepting a Security, agrees to be
               ---------
bound by all of the terms and provisions of this Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
CADMUS COMMUNICATIONS CORPORATION, 6620 West Broad Street, Suite 240. Richmond, Virginia 23230, Attention: Chief Financial Officer.

                               FORM OF ASSIGNMENT

I or we assign to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (please print or type name, address and zip code and social security or tax ID number of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________
________________________________ agent to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:________________________  Signature:_____________________________________
                                          NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as it appears upon the face of
                                          the within Security in every
                                          particular without alteration or
                                          enlargement or any change whatsoever
                                          and be guaranteed by the endorser's
                                          bank or broker.

Signature Guarantee:__________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 1, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                  [Check One]

(1) ___   to the Company or a subsidiary thereof; or

(2) ___   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___ pursuant to an effective registration statement under the Securities Act; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

          [_]   The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:___________________________   Signed:_____________________________________
                                           (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:
                    Participant in recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF ITEM (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regard-ing the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     Signed:__________________________________________
                                     NOTICE: To be executed by an executive
                                     officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

                             Section 4.05 [_]

                             Section 4.14 [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_____________

Date:_______________________  Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------

                                                                      CUSIP NO.:

                       CADMUS COMMUNICATIONS CORPORATION

             9 3/4% Senior Subordinated Security due 2009, Series B

No.                                                                        $

          CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the
"Company"), for value received, promises to pay to              or registered
assigns, the principal sum of             Dollars, on June 1, 2009.

          Interest Payment Dates:  June 1 and December 1

          Interest Record Dates:   May 15 and November 15

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:             , 1999             CADMUS COMMUNICATIONS CORPORATION

                                      By:_______________________________________
                                         Name:
                                         Title:

Trustee's Certificate of Authentication

          This is one of the 9 3/4% Senior Subordinated Securities due 2009, Series B, referred to in the within-mentioned Indenture.

Dated:             , 1999

                                      FIRST UNION NATIONAL BANK,
                                         as Trustee

                                      By:_______________________________________
                                         Authorized Signatory

                             (REVERSE OF SECURITY)

               9 3/4% Senior Subordinated Note due 2009, Series B

          1.  Principal and Interest.  CADMUS COMMUNICATIONS CORPORATION, a
              ----------------------
Virginia corporation (the "Company"), promises to pay the principal of this Security on June 1, 2009 or earlier as provided in the Indenture. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 1, 1999. The Company will pay interest semi-annually in arrears on each June 1 and December 1 (each, an "Interest Payment Date") and at stated maturity, commencing on June 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate borne by the Securities.

          2.  Method of Payment.  The Company shall pay interest on the
              -----------------
Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("United States Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such United States Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If an Interest Payment Date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day.

          3.  Paying Agent and Registrar.  Initially, FIRST UNION NATIONAL BANK
              --------------------------
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.  Indenture.  The Company issued the Securities under an Indenture,
              ---------
dated as of June 1, 1999 (the "Indenture"), by and among the Company, each of the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 9 3/4% Senior Subordinated Notes due 2009, Series B (the "Unrestricted Securities"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $200,000,000, which may be issued under the Indenture; provided that the principal amount of Initial Securities issued on the Issue Date shall not exceed $125,000,000. The Securities include the 9 3/4% Senior Subordinated Notes due 2009, Series A (the "Initial Securities"), the Private Exchange Securities and the Unrestricted Securities. The Initial Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000. Under Article Eleven of the Indenture the payment on each Security is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.  (a)  Redemption.  Except as provided below, the Securities may not
                   ----------
be redeemed prior to June 1, 2004. Thereafter, the Company may redeem the Securities at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the twelve-month period commencing on June 1 of the year set forth below:

          Year                             Percentage
          ----                             ----------

          2004..........................   104.875%
          2005..........................   103.250%
          2006..........................   101.625%
          2007 and thereafter...........   100.000%

          (b)  Optional Redemption Upon Equity Offerings.  At any time, or from
               -----------------------------------------
time to time, on or prior to June 1, 2002 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Securities issued under the Indenture at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Securities issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          6.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          7.  Offers to Purchase.  Section 4.14 of the Indenture provides that,
              ------------------
upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such Holder's Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. Section 4.05 of the Indenture provides that, after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          8.  Subordination.  The Securities are subordinated in right of
              -------------
payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder, by its acceptance hereof, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          9.  Denominations; Transfer; Exchange.  The Securities are in
              ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as required by law or as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the selection of, or the mailing of a redemption notice for, any Securities or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Security shall
               ---------------------
be treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee United States Legal Tender or United States Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and interest on the Securities prior to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Securities).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions in
               -----------------------------
the Indenture, the Indenture, the Securities or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Five of the Indenture, make any other change that does not adversely affect in any material respect the rights of any Holder of a Security or comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur Liens, incur Indebtedness that is subordinate to Senior Debt but senior in right of payment to the Securities, impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company and its Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.
Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has been offered indemnity or Security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          19.  Authentication.  This Security shall not be valid until the
               --------------
Trustee or authenticating agent manually signs the certificate of authentication on this Security.

          20.  Governing Law.  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED
               -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE HOLDERS AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Security, agrees to be
               ---------
bound by all of the terms and provisions of this Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
CADMUS COMMUNICATIONS CORPORATION, 6620 West Broad Street, Suite 240, Richmond, Virginia 23230, Attention: Chief Financial Officer.

                              FORM OF ASSIGNMENT

I or we assign to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
 (please print or type name, address and zip code and social security or tax ID number of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________
______________________________ agent to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:___________________     Signature:________________________________________
                              NOTICE: The signature on this assignment must
                                      correspond with the name as it appears
                                      upon the face of the within Security in
                                      every particular without alteration or
                                      enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

                             Section 4.05 [_]

                             Section 4.14 [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $_____________

Date:_______________     Your Signature:________________________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

Signature Guarantee:____________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------

                        FORM OF LEGEND FOR GLOBAL NOTE

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D
                                                                       ---------

                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                           _______________, ____

Cadmus Communications Corporation
c/o First Union National Bank
800 East Main Street, Lower Mezzanine
Mail Code VA 2379
Richmond, Virginia  23219

          Re:  CADMUS COMMUNICATIONS CORPORATION
               9 3/4% Senior Subordinated Notes due 2009 (the "Securities")
               ------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $__________ in aggregate principal amount of the Securities of the Company, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated May 25, 1999 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) and
(ii) of the Offering Memorandum and in the section entitled "Notice to Investors " of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities prior to the date that is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

          You, the Company and the Initial Purchasers (as defined in the Offering Memorandum) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:________________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT E
                                                                       ---------

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                      -----------------------------------

                                                           _______________, ____

Cadmus Communications Corporation
c/o First Union National Bank
800 East Main Street, Lower Mezzanine
Mail Code VA 2379
Richmond, Virginia  23219

          Re:  CADMUS COMMUNICATIONS CORPORATION
               9 3/4% Senior Subordinated Notes due 2009 (the "Securities")
          ------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ in aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of, a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:___________________________
                                 Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------

                                   GUARANTEE
                                   ---------

          For value received, each Guarantor (which term includes any successor Person under the Indenture) hereby fully and unconditionally, jointly and severally, guarantees on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Twelve of the Indenture (as defined below) and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee therein made.

          Capitalized terms used but not defined herein shall have the meanings
ascribed to them in the Indenture, dated as of [      ], 1999, among
Cadmus Communications Corporation, a Virginia corporation, as issuer (the "Company"), each of the Guarantors named therein and First Union National Bank, N.A., as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THE UNDERSIGNED GUARANTOR HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

          This Guarantee is subject to release upon the terms set forth in the Indenture and subordination as set forth in Article Twelve thereof.

          IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be signed manually or by facsimile by its duly authorized officer.

                              CADMUS JOURNAL SERVICES, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              WASHBURN GRAPHICS, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              AMERICAN GRAPHICS, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              EXPERT GRAPHICS, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              CADMUS DIRECT MARKETING, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              THREE SCORE, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              MACK PRINTING COMPANY

                              By:__________________________
                                 Name:
                                 Title:

                              PORT CITY PRESS, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              MACK PRINTING GROUP, INC.

                              By:__________________________
                                 Name:
                                 Title:

                              SCIENCE CRAFTSMAN INCORPORATED

                              By:__________________________
                                 Name:
                                 Title: